Exhibit 99.1

QuantumScape Releases Performance Data for its Solid-State Battery Technology

Data demonstrates high energy density solid-state lithium-metal battery technology that improves life, charging time, and safety

SAN JOSE, Calif. – DECEMBER 8, 2020 – QuantumScape Corporation (NYSE: QS, or “QuantumScape”), a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles (EVs), has released performance data demonstrating that its technology addresses fundamental issues holding back widespread adoption of high-energy density solid-state batteries, including charge time (current density), cycle life, safety, and operating temperature.

A commercially-viable solid-state lithium-metal battery is an advancement that the battery industry has pursued for decades, as it holds the promise of a step function increase in energy density over conventional lithium-ion batteries, enabling electric vehicles with a driving range comparable to combustion engine based vehicles. QuantumScape’s solid-state battery is designed to enable up to 80% longer range compared to today’s lithium-ion batteries. Previous attempts to create a solid-state separator capable of working with lithium metal at high rates of power generally required compromising other aspects of the cell (cycle life, operating temperature, safety, cathode loading, or excess lithium in the anode).

QuantumScape’s newly-released results, based on testing of single layer battery cells, show its solid-state separators are capable of working at very high rates of power, enabling a 15-minute charge to 80% capacity, faster than either conventional battery or alternative solid-state approaches are capable of delivering. In addition, the data shows QuantumScape battery technology is capable of lasting hundreds of thousands of miles and is designed to operate at a wide range of temperatures, including results that show operation at -30 degrees Celsius.

The tested cells were large-area single-layer pouch cells in the target commercial form factor with zero excess lithium on the anode and thick cathodes (>3mAh/cm2), running at rates of one-hour charge and discharge (1C charge and 1C discharge) at 30 degrees Celsius. These tests demonstrated robust performance of these single layer pouch cells even at these high rates, resulting in retained capacity of greater than 80% after 800 cycles (demonstrating high columbic efficiency of greater than 99.97%).

“The hardest part about making a working solid-state battery is the need to simultaneously meet the requirements of high energy density (1,000 Wh/L), fast charge (i.e., high current density), long cycle life (greater than 800 cycles), and wide temperature-range operation. This data shows QuantumScape’s cells meet all of these requirements, something that has never before been reported. If QuantumScape can get this technology into mass production, it holds the potential to transform the industry,” said Dr. Stan Whittingham, co-inventor of the lithium-ion battery and winner of the 2019 Nobel prize in chemistry.

“These results blow away what was previously thought to be possible in a solid-state battery,” said Venkat Viswanathan, battery expert and professor of materials science at Carnegie-Mellon University. “Supporting high enough current density to enable fast charge without forming dendrites has long been a holy grail of the industry. This data shows the capability to charge to 80% capacity in 15 minutes, corresponding to an astonishingly high rate of lithium deposition of up to a micron per minute.”

“We believe that the performance data we’ve unveiled today shows that solid-state batteries have the potential to narrow the gap between electric vehicles and internal combustion vehicles and help enable EVs to become the world’s dominant form of transportation,” said Jagdeep Singh, founder & CEO of QuantumScape. “Lithium-ion provided an important stepping stone to power the first generation of EVs. We believe QuantumScape’s lithium-metal solid-state battery technology opens the automotive industry up to the next generation battery and creates a foundation for the transition to a more fully electrified automotive fleet.”

QuantumScape’s team of scientists have worked over the past decade to create the next generation of battery technology: solid-state batteries with lithium-metal anodes. With processes and materials protected by over 200 patents and applications, QuantumScape’s proprietary solid-state separator replaces the organic separator used in conventional cells, enabling the elimination of the carbon or carbon/silicon anode and the realization of an “anode-less” architecture, with zero excess lithium. In such an architecture, an anode of pure metallic lithium is formed in situ when the finished cell is charged, rather than when the cell is produced. Unlike conventional lithium-ion batteries or some other solid-state designs, this architecture delivers high energy density while enabling lower material costs and simplified manufacturing.

Beyond its ability to function at high rates of power while delivering high energy density, other key characteristics of QuantumScape’s solid-state lithium-metal battery technology include:

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Zero excess lithium: In addition to eliminating the carbon or carbon/silicon anode, QuantumScape’s solid-state design further increases energy density because it uses no excess lithium on the anode. Some previous attempts at solid-state batteries used a lithium foil or other deposited-lithium anode, which reduces energy density.

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Long life: Because it eliminates the side reaction between the liquid electrolyte and the carbon in the anode of conventional lithium-ion cells, QuantumScape’s battery technology is designed to last hundreds of thousands of miles of driving. Alternative solid-state approaches with a lithium metal anode typically have not demonstrated the ability to work reliably at close to room temperatures (30 degrees Celsius) with zero excess lithium at high current densities (>3mAh/cm2) for more than a few hundred cycles, and result in a short-circuit or capacity loss before the life target is met. By contrast, today’s test results show that QuantumScape’s battery technology is capable of running for over 800 cycles with greater than 80% capacity retention.

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Low-temperature operation: QuantumScape’s solid-state separator is designed to operate at a wide range of temperatures, and it has been tested to -30 degrees Celsius, temperatures that render some other solid-state designs inoperable.

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Safety: QuantumScape’s solid-state separator is noncombustible and isolates the anode from the cathode even at very high temperatures — much higher than conventional organic separators used in lithium-ion batteries.

About QuantumScape Corporation

QuantumScape is a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles. The company’s mission is to revolutionize energy storage to enable a sustainable future.

For additional information, please visit www.quantumscape.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline and performance of QuantumScape’s products and technology are forward-looking statements. When used in this press release, the words “is designed to,” “could,” “should,” “enables,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about other solid-state battery systems and their limitations, and our belief that our battery solution opens the industry up to the next generation of EVs, are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside QS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) QS faces significant barriers in its attempts to scale from a single layer pouch cell and complete development of its solid-state battery cell and related manufacturing processes, and development may not be successful, (ii) QS may encounter substantial delays in the development, manufacture, regulatory approval, and launch of QS solid-state battery cells, which could prevent QS from commercializing products on a timely basis, if at all, (iii) QS may be unable to adequately control the costs of manufacturing its solid-state separator and battery cells, and (iv) QS may not be successful in competing in the battery market. QS cautions that the foregoing list of factors is not exclusive. Additional information about factors that could materially affect QS is set forth under the “Risk Factors” section in the proxy statement/prospectus/information statement filed by Kensington Capital Acquisition Corp. with the SEC on November 12, 2020 and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, QuantumScape disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

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